Exhibit 10.2

WAIVER AND CONSENT AGREEMENT

This WAIVER AND CONSENT AGREEMENT (this “Agreement”) is made and entered into as of August 9, 2017 by and between Inpixon, a Nevada corporation (the “Company”), and Hillair Capital Investments L.P. (“Hillair”). In this Agreement, the Company and Hillair are sometimes referred to singularly as a “party” and collectively as the “parties”. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Debenture (as defined below).

WHEREAS, the Company entered into that certain securities purchase agreement with Hillair, dated as of August 9, 2016 (the “SPA”), pursuant to which the Company issued to Hillair an 8% Original Issue Discount Senior Convertible Debenture in an aggregate principal amount of $5,700,000 due on August 9, 2018 (the “Debenture”); and

WHEREAS, the Company desires to enter into a warrant exercise agreement (the “Warrant Exercise Agreement”) with certain warrant holders of the Company (the “Warrant Holders”), pursuant to which the Warrant Holders will agree to exercise in whole or in part warrants (the “Registered Warrants”) issued pursuant to that certain Warrant Agency Agreement, dated as of June 30, 2017, by and between the Company and Corporate Stock Transfer as warrant agent (the “Warrant Agreement”), provided that the Company will agree to reduce the exercise price of the Registered Warrants from $1.3125 to $0.30 per share in accordance with the terms of an Amendment No. 1 to the Warrant Agreement attached as Exhibit A to the Warrant Exercise Agreement (the “Amendment”); and (2) the Company will issue additional warrants to purchase common stock of the Company at an exercise price of $0.55 per share (the “Additional Warrants”), subject to the terms and conditions in the Warrant Exercise Agreement (collectively, the “Contemplated Transactions”); and

WHEREAS, pursuant to Section 4.13(b) of the SPA, the Company has agreed not to sell, offer to sell or solicit offers to buy or otherwise negotiate to issue, issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any common stock or common stock equivalents for an effective per share price that is less than $7.05 (subject to adjustments permitted by the SPA) (the “Floor Price”) (the “Price-Based Issuance Prohibition”).

NOW, THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.     Waiver of Price Based Issuance Prohibition. Hillair hereby waives the Price-Based Issuance Prohibition as set forth in Section 4.13(b) of the SPA solely in connection with the Contemplated Transactions.

2.     Consent to the Amendment. In accordance with Section 9.8 of the Warrant Agreement, as a holder of Registered Warrants, the Company hereby consents to the Warrant Amendment.

3.     Limitation of Waiver. The above waiver shall not be deemed to be continuing waiver of the provisions of Section 4.13(b) of the SPA. The waiver provided for in this Agreement is a one-time waiver and limited to the matters expressly waived herein and should not be construed as an indication that Hillair would be willing to agree to any future modifications to, or waiver of, any of the terms of the SPA, the Debenture, or any modifications to, or waiver of, any default that may exist or occur thereunder.

4.     Effect on SPA and Debenture. Except as expressly set forth above, the terms and conditions of the SPA and the Debenture shall remain in full force and effect and each of the parties reserves all rights with respect to any other matters and remedies.

5.     Miscellaneous.

a.     Except as may be provided by the Contemplated Transactions, this Agreement contains the entire agreement of Hillair and the Company with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement may not be amended, modified or supplemented, and no provision of this Agreement may be waived, other than by a written instrument duly executed and delivered by a duly authorized officer of each party hereto.

b.     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an action or proceeding to enforce any provisions of this Agreement, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

c.     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

INPIXON

By:	/s/ Nadir Ali
Name: Nadir Ali
Title: CEO

[SIGNATURE PAGE OF HILLAIR FOLLOWS]

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HILLAIR CAPITAL INVESTMENTS L.P.

By:

Name:

Authorized Signatory

[HILLAIR SIGNATURE PAGE TO INPIXON AGREEMENT AND WAIVER]

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